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                          ARTICLE VI RIGHTS TERMINATION

                             AND EXCHANGE AGREEMENT

         This Article VI Rights Termination and Exchange Agreement is dated as of December __, 1999 among Procept, Inc., a Delaware corporation ("Procept"), and the undersigned stockholders of Procept, being the holders of a majority of the Rights Shares, as defined below.

         WHEREAS, the undersigned stockholders of Procept own shares of Procept Common Stock (the "Common Stock") which are entitled to certain rights inherent in the ownership thereof, referred to herein as the Article VI Rights (as defined below);

         WHEREAS, Procept and Heaven's Door Corporation ("HDC") are contemplating a corporate transaction in which shares of Common Stock not entitled to Article VI Rights will be issued to the stockholders of HDC and the stockholders of Procept, by virtue of their ownership of Procept, will acquire the business of HDC (the "Merger"); and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

     (a) "1998 Subscription Agreements" shall mean those certain Subscription Agreements entered into by Procept and certain stockholders in connection with a unit offering of Procept Common Stock and Class C Warrants of Procept consummated in 1998.

     (b) "Article VI Rights" shall include all rights, privileges and preferences held by stockholders of Procept and all obligations of Procept to such stockholders arising under:

          (i)  Article VI of the 1998 Subscription Agreements;

          (ii) Section 10 of the Agreement and Plan of Merger among Procept, Pacific Pharmaceuticals, Inc. and a subsidiary of Procept dated as of December 10, 1998;

          (iii) Article VI of the Subscription Agreement between Procept and Commonwealth Associates dated February 24, 1999;

          (iv) Article VI of the Subscription Agreement between Procept and the Harvard School of Dental Medicine dated March 12, 1999;

          (v) Article VI of the Subscription Agreements between Procept and the former holders of Series A Convertible Preferred Stock of B-G Development Corp. dated as of June 30, 1999;

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          (vi) a letter agreement dated November 10, 1999 between the Company and Paramount Capital, Inc. relating to the cancellation of a brokerage fee payable in connection with Procept's acquisition of Pacific Pharmaceuticals, Inc.; and

          (vii) a letter agreement dated November 10, 1999 between the Company, Lindsay Rosenwald, the Aries Trust and the Aries Domestic Fund, L.P. relating to the discharge of certain indebtedness of Binary Therapeutics, Inc., a subsidiary of Procept.

     (c) "Contingent Rights Shares" shall mean the shares of Common Stock entitled to Article VI Rights upon issuance as follows:

          (i) an aggregate of 1,197,747 shares of Common Stock issuable on exercise of Unit Purchase Options issued by Procept in connection with its 1998 private placement; and

          (ii) an aggregate of 983,013 shares of Common Stock issuable on exercise of Unit Purchase Options originally issued by Pacific
Pharmaceuticals, Inc. in 1997 and assumed by Procept in 1999.

     (d)      "Rights Shares" shall mean:

          (i) 12,086,433 shares of Common Stock issued and outstanding on the date hereof and entitled to Article VI Rights; and

          (ii) the Contingent Rights Shares.

     (e) "Rights Holder" shall mean a record holder of Rights Shares as of the effective date of the Merger or a holder of Contingent Rights Shares issued after the Merger on exercise of a Unit Purchase Option.

2. TERMINATION OF ARTICLE VI RIGHTS AND EXCHANGE OF SHARES.

     (a) The undersigned Rights Holders, representing both (i) the holders of at least a majority of the shares of Common Stock acquired under the 1998 Subscription Agreements which shares are entitled to Article VI Rights and
(ii) the holders of at least a majority of all shares of Common Stock entitled to Article VI Rights, hereby agree, effective upon the Merger, to exchange their Rights Shares for a number of shares of Common Stock not having such rights but being of equivalent value to the Rights Shares exchanged.

     (b) The number of shares to be issued in exchange for the Rights Shares shall be equal to the number of Rights Shares plus additional shares of Common Stock calculated pursuant to Section 3 hereof.

     (c) Pursuant to the terms of the Article VI Rights, the undersigned agree, effective upon the Merger and in consideration of the exchange described in Section 2(a), to perpetually waive (or terminate) the Article VI Rights and that none of the parties to any agreement granting Article VI Rights shall have any further rights or obligations thereunder with respect to the Article VI Rights.

     (d) In order to avoid the unnecessary expense of collecting the outstanding stock certificates representing the Rights Shares, the Rights Holders shall be deemed to have exchanged such Rights Shares without actually surrendering their current stock certificates and

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only certificates representing the additional shares of Common Stock issued pursuant to Section 3 hereof shall be issued by the Company.

3.       ISSUANCE OF SHARES.

     (a) OBLIGATION TO ISSUE STOCK. Effective upon the Merger, Procept shall issue to the Rights Holders an aggregate of 5,000,000 shares of Common Stock (the "Additional Issuance"); provided that the Contingent Additional Issuance (as defined below) shall be issued as and when the Contingent Rights Shares are issued. Each Rights Holder shall receive, for each Rights Share which is held by the Rights Holder at the effective date of the Merger or issued after the Merger with respect to the exercise of a Unit Purchase Option underlying a Contingent Rights Share, a number of shares or fraction of a share of Common Stock equal to the Additional Issuance divided by the aggregate number of Rights Shares, rounded up and down to the nearest whole share. The "Contingent Additional Issuance" shall mean a number of shares of Common Stock equal to the Additional Issuance multiplied by a fraction representing the number of Contingent Rights Shares divided by the aggregate number of Rights Shares. Until the earlier of the issuance of shares included in the Contingent Additional Issuance or the expiration or termination of the Unit Purchase Options relating to Contingent Rights Shares, Procept shall reserve for issuance the shares comprising the Contingent Additional Issuance. If any of the Contingent Rights Shares are not issued prior to the expiration or termination of the Unit Purchase Options relating to those Contingent Rights Shares, Procept shall have no further obligation to reserve for issuance, or issue, the Contingent Additional Issuance relating to such unissued Contingent Rights Shares.

     (b) TREASURY STOCK. The shares of Common Stock comprising the Additional Issuance shall be duly authorized, fully-paid and non-assessable shares of Common Stock, in accordance with Delaware Law.

     (c)      COMPLIANCE WITH SECURITIES LAWS.

          (i) The Additional Issuance is intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"). The Rights Holders receiving shares of Common Stock contained in the Additional Issuance (the "Termination Shares") may not sell or otherwise transfer the Termination Shares unless they are registered under the Act or unless an exemption from such registration is available.

          (ii) Each recipient of Termination Shares will be deemed to understand that although there currently is a public market for the Common Stock, reliance upon Rule 144 under the Act, as amended, for resales requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. Procept is under no obligation to register any of the Termination Shares under the Act or any state securities or "blue sky" laws.

          (iii) Procept may place a legend on any certificate or other document evidencing the Termination Shares that such Termination Shares have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Procept will make a notation in its appropriate records with respect to the restrictions on the transferability of such Termination Shares.

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4.       MISCELLANEOUS.

     (a) NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to Procept, Inc., 840 Memorial Drive, Cambridge, Massachusetts 02139, Attn: President, and to the Rights Holder at the Rights Holder's last address as it shall appear in Procept's record books. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     (b) BINDING BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them, except to the extent of written agreements referenced herein to the extent not expressly superseded hereby. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement other than a Rights Holder.

     (c) GOVERNING LAW. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORA FOR RESOLVING DISPUTES ARISING OUT OF, OR RELATING TO, THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

     (d) EXPENSES OF ENFORCEMENT. In order to discourage frivolous claims, unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

     (e) SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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     (f) NO CONTINUING WAIVER. A waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     (g) FURTHER ASSURANCES. The parties shall execute and deliver all such further documents, agreements and instruments and shall take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     (h) COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The delivery of a signature of a party by facsimile shall be deemed for the purposes of execution of this Agreement as the equivalent of the delivery of an original signature.

     (i) SPECIFIC ENFORCEMENT. Procept acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, the Rights Holders shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity, and Procept expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Rights Holder bringing such action.


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                                                            [SIGNATURE PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

RIGHTS HOLDER

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Signature                                  Signature (if held jointly)


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Name Typed or Printed                      Name Typed or Printed


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Entity Name                                Entity Name


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Address                                    Address


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City, State and Zip Code                   City, State and Zip Code



                                  PROCEPT, INC.




                                           By:
                                               ------------------------------
                                                    John F. Dee, President